Exhibit 10.4

EMC CORPORATION

AMENDED AND RESTATED 1989 EMPLOYEE STOCK PURCHASE PLAN,

as amended and restated as of July 1, 2009

Section 1. Purpose of Plan

The EMC Corporation Amended and Restated 1989 Employee Stock Purchase Plan (the “Plan”) is intended to provide a method by which eligible employees of EMC Corporation and its subsidiaries (collectively, the “Company”) may use voluntary, systematic payroll deductions to purchase the Company’s common stock, $.01 par value, (“stock”) and thereby acquire an interest in the future of the Company. For purposes of the Plan, a subsidiary is any corporation in which the Company owns, directly or indirectly, stock possessing 50% or more of the total combined voting power of all classes of stock unless the Board of Directors of the Company (the “Board of Directors”) determines that employees of a particular subsidiary shall not be eligible.

Section 2. Options to Purchase Stock

Under the Plan as now amended, no more than 153,000,000 shares are available for purchase (subject to adjustment as provided in Section 16) pursuant to the exercise of options (“options”) granted under the Plan to employees of the Company (“employees”). The stock to be delivered upon exercise of options under the Plan may be either shares of the Company’s authorized but unissued stock, or shares of reacquired stock, as the Board of Directors shall determine.

Section 3. Eligible Employees

Except as otherwise provided in Section 20, each employee who has completed three months or more of continuous service in the employ of the Company shall be eligible to participate in the Plan.

Section 4. Method of Participation

The periods January 1 to June 30 and July 1 to December 31 of each year shall be option periods. Each person who will be an eligible employee on the first day of any option period may elect to participate in the Plan by executing and delivering, at least one business day prior to such day, a payroll deduction authorization in accordance with Section 5. Such employee shall thereby become a participant (“participant”) on the first day of such option period and shall remain a participant until his or her participation is terminated as provided in the Plan.

Section 5. Payroll Deductions

The payroll deduction authorization shall request withholding, at a rate of not less than 2% nor more than 15% from the participant’s compensation (subject to a maximum of $7,500 per option period), by means of substantially equal payroll deductions over the option period; provided, however, that in the event any amount remaining in a participant’s withholding account at the end of an option period (which would be equal to a fractional share) is rolled over to the opening balance in a participant’s withholding account for the next option period pursuant to Section 8 below (a “rollover”), such amount will be applied to the last payroll deduction for the next option period, thereby reducing the amount of that payroll deduction; further provided that the maximum of $7,500 per option period shall be reduced by the amount of any rollover. For purposes of the Plan, “compensation” shall mean all cash compensation paid to the participant by the Company and includes items such as salary, wages, overtime, and incentive compensation. Compensation excludes car allowances, transit payments, relocation assistance, reimbursements (such as travel expenses, financial planning, tuition assistance, adoption assistance and similar reimbursements and advances), imputed income, cost-of-living allowances, tax gross-ups, nonqualified deferred compensation plan payments, severance or termination pay, third party sick pay, income relating to equity or equity-related compensation, special cash awards or bonuses (such as patent awards, gold, silver and bronze awards and other recognition awards, referral bonuses, contests pay, President’s Club awards and other similar awards), and other irregular and special payments that are non-recurring. A participant may elect to change the withholding rate of his or her payroll deduction authorization by written notice delivered to the Company at least one business day prior to the first day of the option period as to which the change is to be effective. Following delivery to the Company of any payroll deduction authorization or any election to change the withholding rate of a payroll deduction authorization, appropriate payroll deductions or changes thereto shall commence as soon as reasonably practicable. All amounts withheld in accordance with a participant’s payroll deduction authorization shall be credited to a withholding account for such participant.

Section 6. Grant of Options

Each person who is a participant on the first day of an option period shall as of such day be granted an option for such period. Such option shall be for the number of shares of stock to be determined by dividing (a) the balance in the participant’s withholding account on the last day of the option period by (b) the purchase price per share of the stock determined under Section 7, and eliminating any fractional share from the quotient. In the event that the number of shares then available under the Plan is otherwise insufficient, the Company shall reduce on a substantially proportionate basis the number of shares of stock receivable by each participant upon exercise of his or her option for an option period and shall return the balance in a participant’s withholding account to such participant. Notwithstanding the foregoing, in no event may a participant purchase more than 750 shares of stock in any one option period under the Plan.

Section 7. Purchase Price

The purchase price of stock issued pursuant to the exercise of an option shall be 85% of the fair market value of the stock on the last business day of the option period. “Fair market value” shall mean the fair market value as determined from time to time by the Board of Directors or, where appropriate, by the Committee (defined below), taking into account all information which the Board of Directors, or the Committee, considers relevant.

Section 8. Exercise of Options

If an employee is a participant in the Plan on the last business day of an option period, he or she shall be deemed to have exercised the option granted to him or her for that period. Upon such exercise, the Company shall apply the balance of the participant’s withholding account to the purchase of the number of whole shares of stock determined under Section 6, and as soon as practicable thereafter shall issue and deliver certificates for said shares to the participant. No fractional shares shall be issued hereunder. Any balance accumulated in the participant’s withholding account that is not sufficient to purchase a full share shall be retained in such account for any subsequent option period, subject to early withdrawal by the participant pursuant to Section 10. Any other monies remaining in the participant’s withholding account after the date of exercise shall be promptly returned to the participant or his or her beneficiary (as applicable) in cash.

Notwithstanding anything herein to the contrary, the Company shall not be obligated to deliver any shares unless and until, in the opinion of the Company’s counsel, all requirements of applicable federal and state laws and regulations (including any requirements as to legends) have been complied with, nor, if the outstanding stock is at the time listed on any securities exchange, unless and until the shares to be delivered have been listed (or authorized to be added to the list upon official notice of issuance) upon such exchange, nor unless or until all other legal matters in connection with the issuance and delivery of shares have been approved by the Company’s counsel.

Section 9. Interest

No interest will be payable on withholding accounts.

Section 10. Cancellation and Withdrawal

Effective January 1, 2002, on or prior to June 15 or December 15, as the case may be with respect to any applicable option period, a participant who holds an option under the Plan may cancel all (but not less than all) of his or her option by written notice delivered to the Company, in such form as the Company may prescribe. Any participant who delivers such written notice shall be deemed to have canceled his or her option, terminated his or her payroll deduction authorization with respect to the Plan and terminated his or her participation in the Plan, in each case, as of the date of such written notice. In the event that any June 15 or December 15, as the case may be with respect to the applicable option period, shall be a Saturday, Sunday or day on which banks in the Commonwealth of Massachusetts are required or permitted to close, a participant may cancel his or her option by written notice given on or prior to the last business day immediately preceding such date. Following delivery of any such notice, any balance in the participant’s withholding account will be returned to such participant as soon as reasonably practicable. Any participant who has delivered such notice may elect to participate in the Plan in any future option period in accordance with the provisions of Section 4.

Section 11. Termination of Employment

Except as otherwise provided in Section 12, upon the termination of a participant’s employment with the Company for any reason whatsoever, he or she shall cease to be a participant, and any option held by him or her under the Plan shall be deemed cancelled, the balance of his or her withholding account shall be returned to him or her, and he or she shall have no further rights under the Plan. For purposes of this Section 11, a participant’s employment will not be considered terminated in the case of a transfer to the employment of a subsidiary or to the employment of the Company and an individual’s employment relationship will continue while such individual is on sick leave or other leave of absence approved by the Company or a subsidiary; provided, however, that if such leave of absence exceeds 90 days, and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to be terminated on the 91 st day of such leave.

Section 12. Death of Participant

In the event a participant holds any option hereunder at the time his or her employment with the Company is terminated by his or her death, whenever occurring, then his or her legal representative, may, by a writing delivered to the Company on or before the date such option is exercisable, elect either (a) to cancel any such option and receive in cash the balance in his or her withholding account, or (b) to have the balance in his or her withholding account applied as of the last day of the option period to the exercise of his or her option pursuant to Section 8, and have the balance, if any, in such account in excess of the total purchase price of the whole shares so issued returned in cash. In the event such legal representative does not file a written election as provided above, any outstanding option shall be treated as if an election had been filed pursuant to subparagraph 12(a) above.

Section 13. Participant’s Rights Not Transferable, etc.

All participants granted options under the Plan shall have the same rights and privileges. Each participant’s rights and privileges under any option granted under the Plan shall be exercisable during his or her lifetime only by him or her, and shall not be sold, pledged, assigned, or otherwise transferred in any manner whatsoever except by will or the laws of descent and distribution. In the event any participant violates the terms of this Section, any options held by him or her may be terminated by the Company and, upon return to the participant of the balance of his or her withholding account, all his or her rights under the Plan shall terminate.

Section 14. Employment Rights

Neither the adoption of the Plan nor any of the provisions of the Plan shall confer upon any participant any right to continued employment with the Company or a subsidiary or affect in any way the right of the Company to terminate the employment of such participant at any time.

Section 15. Rights as a Shareholder

A participant shall have the rights of a shareholder only as to stock actually acquired by him or her under the Plan.

Section 16. Change in Capitalization

In the event of a stock dividend, stock split or combination of shares, recapitalization, merger in which the Company is the surviving corporation or other change in the Company’s capital stock, the number and kind of shares of stock or securities of the Company to be subject to the Plan and to options then outstanding or to be granted hereunder, the maximum number of shares or securities which may be delivered under the Plan, the option price and other relevant provisions shall be appropriately adjusted by the Board of Directors, whose determination shall be binding on all persons. In the event of a consolidation or merger in which the Company is not the surviving corporation or in the event of the sale or transfer of substantially all the Company’s assets (other than by the grant of a mortgage or security interest), all outstanding options shall thereupon terminate, provided that prior to the effective date of any such merger, consolidation or sale of assets, the Board of Directors shall either (a) return the balance in all withholding accounts and cancel all outstanding options, or (b) accelerate the exercise date provided for in Section 8, or (c) if there is a surviving or acquiring corporation, arrange to have that corporation or an affiliate of that corporation grant to the participants replacement options having equivalent terms and conditions as determined by the Board of Directors.

Section 17. Administration of Plan

The Plan will be administered by the Board of Directors. The Board of Directors will have authority, not inconsistent with the express provisions of the Plan, to take all action necessary or appropriate hereunder, to interpret its provisions, and to decide all questions and resolve all disputes which may arise in connection therewith. Such determinations of the Board of Directors shall be conclusive and shall bind all parties.

The Board may, in its discretion, delegate its powers with respect to the Plan to an Employee Benefit Plan Committee or any other committee (the “Committee”), in which event all references to the Board of Directors hereunder, including without limitation the references in Section 17, shall be deemed to refer to the Committee. A majority of the members of any such Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee by a writing signed by a majority of the Committee members.

Section 18. Amendment and Termination of Plan

The Board of Directors may at any time or times amend the Plan or amend any outstanding option or options for the purpose of satisfying the requirements of any changes in applicable laws or regulations or for any other purpose which may at the time be permitted by law, provided that (except to the extent explicitly required or permitted herein) no such amendment will, without the approval of the shareholders of the Company, (a) increase the maximum number of shares available under the Plan, (b) reduce the option price of outstanding options or reduce the price at which options may be granted, (c) change the conditions for eligibility under the Plan, or (d) amend the provisions of this Section 18 of the Plan, and no such amendment will adversely affect the rights of any participant (without his or her consent) under any option theretofore granted.

The Plan may be terminated at any time by the Board of Directors, but no such termination shall adversely affect the rights and privileges of holders of the outstanding options.

Section 19. Approval of Shareholders

The Plan shall be subject to the approval of the shareholders of the Company, which approval shall be secured within twelve months after the date the Plan is adopted by the Board of Directors. Notwithstanding any other provisions of the Plan, no option shall be exercised prior to the date of such approval.

Section 20. Limitations

Notwithstanding any other provision of the Plan:

(a) An employee shall not be eligible to receive an option pursuant to the Plan if, immediately after the grant of such option to him or her, he or she would (in accordance with the provisions of Sections 423 and 424(d) of the Internal Revenue Code of 1986, as amended (the “Code”)) own or be deemed to own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the employer corporation or of its parent or subsidiary corporation, as defined in Section 424 of the Code.

(b) No employee shall be granted an option under this Plan that would permit his or her rights to purchase shares of stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company or any parent or subsidiary company to accrue at a rate which exceeds $25,000 in fair market value of such stock (determined at the time the option is granted) for each calendar year during which any such option granted to such employee is outstanding at any time, as provided in Sections 423 of the Code.

(c) No employee shall be granted an option under this Plan that would permit him or her to withhold more than $7,500 in each option period or $15,000 per calendar year, less the amount of any rollover.

(d) No employee whose customary employment is 20 hours or less per week shall be eligible to participate in the Plan.

(e) No independent contractor shall be eligible to participate in the Plan.

(f) From and after the initial public offering of VMware, Inc., (a) employees of VMware, Inc. and its direct and indirect subsidiaries will not be eligible to participate in the Plan and (b) any participant whose employment is transferred to VMware, Inc. or any of its direct or indirect subsidiaries shall automatically cease participation in the Plan and any balance in such participant’s withholding account will be returned to such participant as soon as reasonably practicable.

Section 21. Jurisdiction and Governing Law.

The Company and each participant in the Plan submit to the exclusive jurisdiction and venue of the federal or state courts of the Commonwealth of Massachusetts to resolve issues that may arise out of or relate to the Plan or the same subject matter. The Plan shall be governed by the laws of the Commonwealth of Massachusetts, excluding its conflicts or choice of law rules or principles that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.